Investor Presentation NYSE: SWM February 2017

© 2017 Schweitzer-Mauduit International, Inc. All Rights Reserved. Safe Harbor Statement This presentation may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws that are subject to the safe harbor created by such laws and other legal protections. Caution should be taken not to place undue reliance on any such forward-looking statements because actual results may differ materially from the results suggested by these statements. These forward-looking statements are made only as of the date of this presentation. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, forward- looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and present expectations or projections. These risks and uncertainties include, but are not limited to, those described in Part I, “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K for the period ended December 31, 2015 and those described from time to time in our periodic and other reports filed with the Securities and Exchange Commission. 2

© 2017 Schweitzer-Mauduit International, Inc. All Rights Reserved. Agenda Introduction Engineered Papers Segment Advanced Materials & Structures Segment 3 Growth Opportunities Financials Annual Review / Outlook

© 2017 Schweitzer-Mauduit International, Inc. All Rights Reserved. Introduction: Corporate Overview Global supplier of highly engineered products to a diverse customer base Customized Solutions + Operational Excellence + Technology & Innovation GROWING ADVANCED MATERIALS & STRUCTURES SEGMENT (AMS) Meeting unique customer demands for specialty applications in filtration, infrastructure and construction, transportation, industrial, and medical end-markets • Typically GDP+ growth areas; several specialty applications projected to grow 5% - 10% long-term • Scale, synergies, and full integration  path to higher margins MATURE HIGH MARGIN ENGINEERED PAPERS SEGMENT (EP) Concentrated in tobacco end-market with long-term global declines, however SWM has strong positions in several key products and geographies • Operational Excellence and cost management a key factor in sustaining attractive margins STRONG FREE CASH FLOW & DIVIDENDS $100 million of FCF supports growing dividend, M&A, and organic growth investments; intention to return at least one-third of FCF to shareholders primarily through dividends 4 In 2013 SWM began a strategic transformation, establishing the AMS platform to create a more diversified and growth-oriented enterprise 51% 6% 43% EP Segment (Tobacco) EP Segment (Non-Tobacco) Advanced Materials & Structures 2016 Net Sales Split (pro forma for Conwed acquisition)

Introduction: Strategy & Transformation

SWM
engineered for tomorrow

Acquisitions in Advanced Materials & Structures' growth-oriented business supported by mature Engineered Papers cash flow engine

AMS Segment: Long-term GDP-plus organic sales growth, synergies, margin expansion

- DelStar was diversification cornerstone to enter growing end-markets (filtration, medical, industrial), add resin-based technologies, and broadly expand customer base; 2 bolt-on acquisitions within a year
- Argotec added high growth applications in transportation end-market and significantly expanded AMS' film technologies
- Conwed offered substantial synergies with DelStar given complementary manufacturing assets; primary end-markets include infrastructure and construction
- 2017 focus on acquisition synergies and segment-wide operations optimization to drive sales growth and margin expansion

EP Segment: Maintain leadership in tobacco papers, maximize cash flow, diversify

- Efficiently manage capacity in response to tobacco-related declines
- Selectively invest in attractive regions, next generation tobacco products, and/or opportunistic industry consolidation
- Expand production and capabilities in value-add non-tobacco specialty papers

Pre-2013	2014	2015	2016	Today
Non-Tobacco Sales (EP): ≈ $50 million	DelStar sales: $125+ million	DelStar bolt-on sales: $30 million	Argotec sales: $125+ million	With Conwed's sales ≈ $140 million, AMS sales well over $400 million ≈ $500 million total non-tobacco sales, approx. 50% of 2017E of total

© 2017 Schweitzer-Mauduit International, Inc. All Rights Reserved.

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© 2017 Schweitzer-Mauduit International, Inc. All Rights Reserved. 6 Introduction: Historical Cash Flow NOTE: All financial measures in this presentation relate to continuing operations unless stated otherwise. Strong cash flow has enabled a 5x increase in dividends per share since 2011; recent annual increases approximately 5%, potential for steady dividend growth ($ in Millions) 2014 2015 * 2016 Net Sales $794.3 $764.1 $839.9 Operating Cash Flow 166.4 144.6 129.7 Capital Expenditures/Software 36.1 25.1 30.6 Free Cash Flow 130.3 119.5 99.1 Dividends Paid 44.5 46.9 49.4 Stock Buybacks 50.0 0.0 0.0 Total Capital Returned to Shareholders / % of FCF $94.5 73% $46.9 39% $49.4 50% * 2015 constant currency Net Sales were $837.7 million, up 5.5%

© 2017 Schweitzer-Mauduit International, Inc. All Rights Reserved. Introduction: Segment Overviews 7 Engineered Papers (EP) • Fiber-based rolled goods in high value applications primarily for tobacco end-market • A key profit driver is Low-Ignition Propensity paper (LIP), a fire safety product mandated in the U.S. and EU • Another key profit driver is reconstituted tobacco leaf (RTL), a tobacco “sheet” used in cigarette blends • SWM’s tobacco-related volumes are heavily influenced by smoking declines in the Americas and Western Europe and RTL usage in cigarette blends • SWM share of global cigarette paper sales volume (excluding China) estimated at 36% • Focus on effective cost management to mitigate long-term expected sales declines; maximize free cash flow • Opportunities to leverage existing technologies and assets for new applications in reduced-risk tobacco products and production of new specialty non-tobacco papers • Currently ≈ 10% of segment revenue from non-tobacco papers • 50/50 JVs with Chinese tobacco monopoly to participate in large Chinese cigarette industry Advanced Materials & Structures (AMS) 2016 Segment Net Sales ≈ $560 million * Excludes Chinese JVs • Resin-based rolled goods such as nets, films, and non-wovens with precision engineering capabilities • Focus on value-add critical components designed to meet specific customer requirements for specialty applications • Serves diversified customer base across a various end-markets, several specialty applications offer high long-term sales growth prospects: – Filtration (5% to 10% growth) – water/liquids, air – Infrastructure and Construction (3% to 4% growth) – US highway development and sediment control are key catalysts – Transportation (5% to 7% growth) – automotive paint protection is key catalyst – Industrial/Medical (GDP growth) • 2017 focus on synergy execution from Conwed acquisition; total estimated annualized synergies of $10 million expected by end of 2018 • Multi-year initiative to optimize operations, cross-sell, and leverage technologies across the business to drive margin expansion • Opportunities for internal investments and further M&A to accelerate top and bottom-line growth 2016 Segment Net Sales ≈ $280 million * Conwed 2016 Revenue ≈ $140 million, acquired in 1Q:17

© 2017 Schweitzer-Mauduit International, Inc. All Rights Reserved. Agenda Introduction Engineered Papers Segment Advanced Materials & Structures Segment 8 Growth Opportunities Financials Annual Review / Outlook

© 2017 Schweitzer-Mauduit International, Inc. All Rights Reserved. AMS is a portfolio of complementary businesses which SWM is integrating into a unified segment to maximize synergies and growth opportunities Advanced Materials & Structures: Overview How we define AMS: Advanced materials and structures are unique and often proprietary combinations of engineered materials and technologies, that add value far exceeding their cost. SWM’s AMS segment focuses on sustaining strong and defensible competitive positions in high value specialty applications for diversified growing end-markets 9 Filtration Industrial Medical 2016 AMS Segment Net Sales (pro forma for Conwed acquisition) Underlying technology across segment is resin extrusion for rolled goods production (nets, films, and non-wovens) SWM Filtration SWM Infrastructure & Construction SWM Transportation SWM Industrial SWM Medical Transitioning from separate manufacturing and sales organizations to integrated manufacturing and rebranded sales organization Infrastructure & Construction Transportation

© 2017 Schweitzer-Mauduit International, Inc. All Rights Reserved. Advanced Materials & Structures: End-Markets 10 Demand for reverse osmosis (RO) water filtration expected to generate long-term annual growth ≈ 10% SWM has a strong foothold in several key products used in the water filtration industry, offering a dynamic long-term growth component to the AMS segment Reverse Osmosis Filtration Device Spacer netting and center tubes are critical components of RO devices, SWM has strong competitive positions in these components; opportunities to supply other components either through acquiring technologies/companies or internal development • Global water use has grown more than 2x the population growth in past century • International shortages of safe drinking water • China and MENA (Middle East & North Africa) represent large opportunity for desalinated water 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 9,000 2005 2009 2013 2018 Global Value of RO System Components ($ millions) Sources: BCC Communications, Markets & Markets, SWM internal estimates Filtration - Water

© 2017 Schweitzer-Mauduit International, Inc. All Rights Reserved. • Demand for improved residential and commercial air quality • High margin electrostatic media technology was key strategic rationale for Pronamic bolt-on acquisition • Cabin air, face mask, HVAC and vacuum filtration • OEM demand, auto/aerospace Advanced Materials & Structures: End-Markets 11 Fuel, hydraulic liquids, and solvents require filtration within auto, heavy equipment, and technology industries • Demand for products used in heavy machinery and equipment serving oil, gas, and mining industries sensitive to commodity price volatility • High-end semiconductor processing filtration • Requirements in fuel filtration and product development • OEM demand, auto/aerospace Sources: Grand View Research, Research and Markets, Smithers Apex SWM internal estimates SWM also participates in other liquid filtration applications, as well as HVAC filtration; long-term expected growth in the 5% - 7% range Air filtration media is used in residential and commercial HVAC, as well as transportation Filtration – Process Filtration - Air

© 2017 Schweitzer-Mauduit International, Inc. All Rights Reserved. Advanced Materials & Structures: End-Markets 12 Leading positions in erosion/ sediment control applications used in highway development and oil & gas industry • Erosion/sediment control blankets used in highway development and other projects where significant landscape alterations and sediment disturbance is required • US highway infrastructure spending supports growth • Filled socks used in oil & gas site development, particularly in Marcellus Shale where this technology has been widely adopted, expanded adoption presents growth opportunity • Socks also used in construction and storm water management to mitigate environmental risks Leading positions in flooring and turf applications driven primarily by residential home construction; outlook remains positive Sources: U.S. Census, American Road & Transportation Builders Association, Fannie Mae Economic & Strategic Research Group, SWM internal estimates • Carpet cushion/backing is used in residential construction; netting used to support cushion material • Netting is used in turf production as a backing for sod rolls, also driven by residential construction and landscaping • Other products used in house wraps and other construction materials providing cover, grip, and support Infrastructure Building Construction The Conwed acquisition added presences in infrastructure and building construction end-markets with long-term expected growth of ≈ 3% - 4%

© 2017 Schweitzer-Mauduit International, Inc. All Rights Reserved. $0 $25 $50 $75 $100 $125 $150 2015E 2018E Projected Total Auto Paint Protection TPU Film Sales ($MM)1 1 Source: Management estimates Advanced Materials & Structures: End-Markets SWM’s high value TPU films are used in surface protection, including rapidly growing automotive paint protection applications for the transportation end-market Transportation - Auto Paint Protection Transportation - Glass Lamination Increasing paint protection adoption1 in US; strong track record for high annual growth • Strong channel to aftermarket automotive customers, though penetration remains relatively low at approximately 5% • Advanced technologies with best-in-class quality • International opportunities given relatively lower consumer adoption outside US • Key technology is TPU film (thermoplastic polyurethane) More mature, partly driven by military contracts • Highly durable products for bulletproof glass, architectural glass, aerospace glass and other high impact applications • Industry leader in both TPU and EVA (ethylene vinyl acetate) 13

Advanced Materials & Structures: End-Markets

SWM
engineered for tomorrow

SWM produces a variety of materials for specialty industrial and medical applications

Specialty Industrial

Graphics, energy, food packaging, and performance textiles and apparel applications; generally GDP-type growth

Long-term opportunities in graphics and…

- ~$3 billion global graphics industry size
- Adoption of TPU film for auto/truck graphics versus vinyl
- TPU offers a high end, recyclable alternative to legacy materials

…wind energy:

- Netting is used in wind turbine blade production, and TPU film can be used to protect turbine blades
- Low penetration currently with accelerating adoption







Medical

SWM has presences in finger bandages and other woundcare applications; generally GDP-type growth expected

- Several innovations with leading finger-bandage manufacturers
- Acquisition of assets from Smith & Nephew added significant new product offerings in woundcare and hospital setting products
- Argotec also brought new technologies in woundcare and other medical films


Introducing the BIGGEST THING to happen under a bandage!
NEW!
QUILTVENT TECHNOLOGY




© 2017 Schweitzer-Mauduit International, Inc. All Rights Reserved.

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Advanced Materials & Structures: Products/Technologies

SWM
engineered for tomorrow

Precision engineered components to meet customer needs; key attributes, such as thickness, clarity, durability, UV resistance, waterproof, puncture proof, heat tolerance, and flow-through, are critical to performance of customers' finished products

Nets



- Spacer in RO filtration devices and pleat support in filtration cartridges
- Used in blankets and socks for erosion/sediment control
- Flooring and turf production applications
- Protective pipeline casings for oil & gas
- Extruded nets typically made from commodity-grade resins using proprietary manufacturing technologies

Films



- Thermoplastic polyurethane (TPU) extruded films made from specialty resins offer unique UV resistance, clarity and puncture resistance
- TPU films are used in surface protection such as automotive paint and bulletproof/shatterproof glass
- Apertured films used in medical/woundcare applications

Non-Wovens



- Air-laid technologies using mainly commodity grade resins
- Liquid filtration products predominantly sold into non-water filtration applications such as fuel and other hydraulic liquids
- Also components in air filtration products such as residential and commercial HVAC filters

Tubes/Cores



- Highly engineered extruded rods, cores, tubes, and pipes
- A leader in center cores for reverse osmosis water filters
- Other industrial applications

Composites



- Engineered composite – lamination of multiple layers of nets, nonwovens or textile products
- Primary product is composite of Delnet and non-wovens, used in finger bandages
- As AMS technology portfolio expands, additional opportunities to combine materials

© 2017 Schweitzer-Mauduit International, Inc. All Rights Reserved.

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© 2017 Schweitzer-Mauduit International, Inc. All Rights Reserved. Agenda Introduction Engineered Papers Segment Advanced Materials & Structures Segment 16 Growth Opportunities Financials Annual Review / Outlook

Engineered Papers: Cigarette Paper Products

SWM engineered for tomorrow

SWM is a global leader in cigarette papers through focus on solving customer issues, industry-leading R&D, strategic relationships, and global capabilities

A cigarette contains highly engineered components designed to meet customer specifications (air flow, burn rate, etc.)



Plug Wrap Paper
Tipping Paper
Filter media
(SWM does not produce filters)
Cigarette Paper

LIP "bands" on cigarette paper create areas of low air flow, causing self-extinguishment if not actively smoked…fire safety feature



- **U.S. LIP regulation fully implemented by 2010, EU LIP regulation in 2011**
  - ~16% of global consumption under LIP regulation
  - Adoptions driven by governmental regulation with uncertain timing, no imminent opportunities
- **SWM's unique LIP technology commands significantly higher prices and profitability than conventional cigarette paper**
  - LIP pricing has compressed through product life cycle, still highly attractive
  - SWM has delivered solid long-term share performance
- **Extensive portfolio of patents**
  - Royalty income from top competitor through licensing
  - Royalties end in 2022 in conjunction with key patent expirations

LIP is a key profit driver; SWM has 40%+ direct share in EU, with another 40%+ under license agreement with largest competitor; SWM has vast majority share in North America

© 2017 Schweitzer-Mauduit International, Inc. All Rights Reserved.

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Engineered Papers: Reconstituted Tobacco Products

SWM
engineered for tomorrow

Reconstituted Tobacco Leaf is a highly engineered tobacco "sheet" made from recycling tobacco remnants and then incorporated into cigarette blends

RTL offers 3 key benefits:

1) **Harmful Constituents Reduction** – lower tar and nicotine delivery
2) **Cost** – Attractive vs. high grade tobacco leaf
   - Oversupply of high-quality virgin leaf has created switching pressure away from RTL
3) **Flavor Control** – Processing allows for flavor consistency and enhancements

- A few cigarette makers have internal capacity
- Most Chinese makers produce a less sophisticated "filler" product
- Products also used in machine-made cigars (wrapper and binder niche products)



Tobacco by-products
Water
Boiling & Separation
Fibers
Liquids
Concentration
Concentrate added to sheet
RECONSTITUTED TOBACCO
Sheet produced from fibers

Major cigarette companies have invested heavily in next generation reduced-risk Heat-not-Burn (HnB) technology; SWM's RTL products are a key component in some applications, offering a potential long-term offset to declining traditional RTL usage

© 2017 Schweitzer-Mauduit International, Inc. All Rights Reserved.

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© 2017 Schweitzer-Mauduit International, Inc. All Rights Reserved. Continued strategic focus on developing more value-add products; balance between supporting new products and serving as “filler” volumes 19 SWM is capitalizing on existing process technologies and paper manufacturing assets to increase organic growth and diversification opportunities • Key existing non-tobacco paper products - Battery separators - Flooring laminates - Drinking straw wrap and grease-proof - Lightweight printing and writing • Many of these products have similar production technologies to tobacco papers, and can be used to maximize machine utilization • New non-tobacco product opportunities to use SWM’s reconstitution technologies with non-tobacco fibers such as cocoa, tea, and botanicals; LeafLab is innovation-focused business group http://www.leaflab.com Engineered Papers: Non-Tobacco Paper Products

© 2017 Schweitzer-Mauduit International, Inc. All Rights Reserved. Engineered Papers: Tobacco End-Market 20 Global Cigarette Consumption 2016: 5.5 trillion sticks, down 3% Am & Oceania 2016: -3% ~6% of global Latin America 2016: -6% ~4% of global Europe 2016: -2% ~9% of global China 2016:-5% ~44% of global Asia & Japan 2016: -3% ~20% of global CIS 12 countries 2016: -3% ~8% of global Africa & M. East 2016: +2% ~10% of global SWM SWM SWM SWM SWM Engineered Papers Production Source: Internal SWM estimates, Euromonitor 2016

© 2017 Schweitzer-Mauduit International, Inc. All Rights Reserved. Engineered Papers: Tobacco End-Market 21 Marketplace Trends / Developments Comments / Impacts Global oversupply of high-quality virgin tobacco leaf - RTL volumes were down 10+% in 2016 at French mill, 10+% declines expected to continue in 2017 as a result of large supplies of virgin leaf and substitution of SWM’s RTL products - SWM restructured operations to reduce capacity Smoking attrition below historical rates in US and Western Europe - Long-term historical attrition rate ≈ 3% - 4% creating capacity utilization pressure; SWM has heavy focus on Americas and Western Europe - Attrition in Americas and Western Europe has moderated to ≈ 1% - 2% in 2015/2016 - Restructurings in Engineered Papers, ongoing evaluation of capacity rationalizations - Long-term diversification is a priority; potential for opportunistic industry consolidation Competition for share in concentrated industry to maintain machine utilization amidst volume declines - Share of global cigarette paper, excluding China1: SWM: 36% Delfort: 33% BMJ: 9% Miguel Y Costa: 9% Glatz: 5% Other: 8% - SWM premium price point for LIP converged toward competitive prices in recent years Historical growth rates in China have reversed, cigarette consumption is declining - Historical long-term growth in cigarette industry has reversed; ≈ 5% decline in 2016 - Expectation that China may mirror US/Europe-type attrition over long-term - More challenging environment for SWM’s Chinese JVs Increasing global regulations for harm reduction (i.e., tar, nicotine), and reduced consumption - Reduced risk HnB product presents opportunity for tobacco industry - More restrictive European labeling laws went into effect in Q2 2016, Chinese smoking bans in public spaces and other measures to curb smoking, periodic tax increases on cigarettes in various countries - Chinese migration trend towards lower-tar cigarettes…catalyst for establishing Chinese RTL JV - U.S. regulatory environment in a standstill, preventing changes, sustaining status quo 1 Share by duty-paid volume for 2016, excluding China; refers to cigarette paper only, not tipping paper or plug wrap paper also used in cigarette production Source: Company filings, SWM management

Engineered Papers: Customers/Partners

SWM
engineered for tomorrow

SWM's extensive expertise in the engineering and production of specialty lightweight papers has been leveraged primarily in the global cigarette market

Major Manufacturers (ex-China)

Relationships averaging more than 50 years among leading customers

- Top SWM customers include Altria, Philip Morris International, British American Tobacco, Japan Tobacco, Reynolds, and Imperial Brands…
- **…Together these 6 customers accounted for approximately 44% of consolidated SWM sales and approximately 66% of Engineered Papers segment sales**

Altria
PHILIP MORRIS INTERNATIONAL
BRITISH AMERICAN TOBACCO
IMPERIAL BRANDS
RAI Reynolds American

- Typically 1 -3 year paper supply contracts, often commitments based on % allocation of customer production volume

China

SWM is one of few Western companies to partner with China National Tobacco

Chinese JVs produce same products as Engineered Papers segment, using SWM-controlled technology, however, JV financial results are not consolidated into EP segment. JV results are reported as equity income from affiliates, below operating profit

- **50/50 Paper JV: China Tobacco Mauduit (CTM)**
  - Startup in 2008
  - Leading share in many premium domestic brands
- **50/50 RTL JV: China Tobacco Schweitzer (CTS)**
  - Several year ramp up to $8+ million potential annual contribution to SWM net income
  - Startup in 2014
  - Capable of supplying 25% of Chinese RTL demand
- **In 2016, JVs contributed a total of $4.8 million of net income, or $0.16 to SWM's 2016 EPS [1]**





1 Contribution was same for both GAAP EPS and Adjusted EPS

© 2017 Schweitzer-Mauduit International, Inc. All Rights Reserved.

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© 2017 Schweitzer-Mauduit International, Inc. All Rights Reserved. Agenda Introduction Engineered Papers Segment Advanced Materials & Structures Segment 23 Growth Opportunities Financials Annual Review / Outlook

© 2017 Schweitzer-Mauduit International, Inc. All Rights Reserved. 24 Growth Opportunities AMS expected to benefit from high growth in several specialty applications and optimized manufacturing and sales operations AMS Sales Growth GDP-plus long-term growth trends in several AMS applications/end-markets, particularly filtration and surface protection; high value new product development Optimize the AMS Platform / Deliver Conwed Synergies Expand margins across segment by optimizing manufacturing footprint, resin sourcing, back-office functions, cross selling/commercial alignment, and R&D; Conwed-related annual synergies of $10 million International Expansion Continue to leverage SWM’s global asset base to grow US-centric AMS operations, opportunity to expand Argotec and Conwed sales in Europe and Asia Operational Excellence Core competency of SWM… deploying Lean Six Sigma across AMS segment - scrap reduction, improve yield and efficiency of existing production lines Non-Tobacco Paper Products Potential to expand Engineered Paper product portfolio and cross-sell through AMS; filtration paper potential sales in 2018 Acquisitions Redeploying cash flow into acquisitions with significant synergy opportunities Tobacco Opportunities Heat-not-Burn tobacco products potential ramp in 2017, investments in China

© 2017 Schweitzer-Mauduit International, Inc. All Rights Reserved. Agenda Introduction Engineered Papers Segment Advanced Materials & Structures Segment 25 Growth Opportunities Financials Annual Review / Outlook

© 2017 Schweitzer-Mauduit International, Inc. All Rights Reserved. Financials: Annual Results Overview NOTE: Throughout this presentation, the term GAAP EPS is used to represent GAAP Diluted EPS, and Adjusted EPS is used to represent Adjusted Diluted EPS. Adjusted EPS and Adjusted Operating Profit are non-GAAP financial measures. See non-GAAP reconciliations and supplemental data in appendix. All financial measures presented relate to continuing operations unless stated otherwise. * Constant currency Net Sales in 2015 were $837.7 million ($73.6 impact) 26 ($ in millions, except per share amounts) 2014 2015 * 2016 Net Sales $794 $764 $840 GAAP Operating Profit $106 $103 $106 OP Margin % 13.4% 13.5% 12.6% Adjusted Operating Profit $127 $125 $144 Adjusted OP Margin % 16.0% 16.4% 17.1% GAAP Diluted EPS $2.93 $2.96 $2.70 Adjusted Diluted EPS $3.46 $3.51 $3.26 Cash provided by Operations $166 $145 $130 Capital Expenditures & Cap. Software $36 $25 $31 Free Cash Flow $130 $120 $99 Adjusted EBITDA $178 $177 $185 Adjusted EBITDA Margin % 22.4% 23.2% 22.0%

© 2017 Schweitzer-Mauduit International, Inc. All Rights Reserved. Financials: Segment Results NOTE: Adjusted Operating Profit and Adjusted Unallocated Corporate Expenses are non-GAAP financial measures. See non-GAAP reconciliations and supplemental data in appendix. All financial measures presented relate to continuing operations unless stated otherwise. * Engineered Papers Constant currency Net Sales in 2015 were $656.2 million, ($72.3 impact) 27 ($ in millions, except per share amounts) 2014 2015 * 2016 Advanced Materials & Structures Net Sales $127.4 $180.2 $280.6 GAAP Operating Profit $10.2 $16.7 $9.0 GAAP Operating Margin % 8.0% 9.3% 3.2% Adjusted Operating Profit $17.0 $24.0 $42.6 Adjusted Operating Margin % 13.3% 13.3% 15.2% Engineered Paper Segment Net Sales $666.9 $583.9 $559.3 GAAP Operating Profit $124.5 $121.5 $138.0 GAAP Operating Margin % 18.7% 20.8% 24.7% Adjusted Operating Profit $137.0 $135.9 $142.0 Adjusted Operating Margin % 20.5% 23.3% 25.4% GAAP Unallocated Corporate Expenses $28.6 $35.2 $40.9 % of Consolidated Net Sales 3.6% 4.6% 4.9% Adjusted Unallocated Corporate Expenses $27.2 $34.8 $40.6 % of Consolidated Net Sales 3.4% 4.6% 4.8%

© 2017 Schweitzer-Mauduit International, Inc. All Rights Reserved. 2016 Operating Cash Flow: $130 million Cash Uses: • Capital Spending/Software: $31 million • Dividends: $49 million • Acquisitions (Conwed): $295 million Transaction announced 4Q:16, closed 1Q:16 2017 Expected Cash Uses: • Capital Spending/Software: $35 million • Dividends: $52 million • Acquisitions: TBD (1) Net Debt (Cash) divided by trailing 4 quarters of Adjusted EBITDA,. Credit agreement makes certain adjustments to EBITDA and net debt, including an adjustment to overseas cash balances 28 Financials: Capital Structure, Liquidity, and Cash Flow SWM generates strong cash flow, with ample liquidity to fund organic investments and dividends; near-term focus on deleveraging Leverage of 2.0x – 2.5x is sustainable target; temporarily higher due to recent Conwed acquisition with expectation to return to target leverage by the end of 2018 $ millions 4Q:16 Balance Sheet Total Debt 440.4 Less: Cash 107.4 Net Debt 333.0 Leverage per Credit Agreement (1) Net Debt / Adjusted EBITDA 2.0x Pro forma for Conwed: 3.2x

© 2017 Schweitzer-Mauduit International, Inc. All Rights Reserved. 29 Financials: Capital Allocation Strategy AMS End-markets / Technologies Filtration Infrastructure & Construction Transportation Industrial Medical Nets     Films    Non-Wovens    Tubes   Return of Capital Target > 1/3 of FCF, dividends Organic Investments Acquisitions - Further acquisitions that complement existing end-segments and/or technologies - Opportunistic tobacco industry consolidation - AMS: global expansion, new product capabilities, operational improvements - EP: high margin new products (HnB), non-tobacco paper diversification, operational improvements - Potential for consistent long-term dividend growth - Share repurchases will be opportunistic and viewed in context of other investments in the business

© 2017 Schweitzer-Mauduit International, Inc. All Rights Reserved. Agenda Introduction Engineered Papers Segment Advanced Materials & Structures Segment 30 Growth Opportunities Financials Annual Review / Outlook

© 2017 Schweitzer-Mauduit International, Inc. All Rights Reserved. 31 2016 Review & 2017 Outlook 2016 Review 2017 Outlook (as issued in February 2017) • Adjusted EPS guidance of $3.15 - GAAP equivalent to be determined upon completion of purchase accounting for Conwed acquisition • Potential upside from continued EP segment operating momentum in niche recon products and overall cost performance • Conwed transaction expected to add $0.30 (total net impact as disclosed at announcement) • Weakness in RTL expected to continue in 2017, unfavorable sales timing issues and difficult comparison in niche US recon business… essentially offsetting acquisition accretion • Organic growth in AMS sales, margin expansion • Impact of smoking declines in EP • Reduction of LIP royalty stream due to contractual agreements • Higher taxes in European facility, lower foreign tax credits • Higher interest expense from new swap (de-risks floating debt) • AMS priorities: 1) Conwed execution and synergies 2) Optimize AMS segment operations • EP priorities: 1) defend/grow LIP share with price concessions 2) manage costs and capacity 3) investments to monetize new paper and recon products Slightly lower Adjusted EPS in 2017 as accretion from Conwed to be offset by RTL volume decline; however beyond 2017, outlook for structural profit growth improving • GAAP EPS $2.70 • Adjusted EPS of $3.26, exceeded Feb 2016 guidance of $3.15 - Excludes $0.12 of restructuring expenses, $0.39 of non-cash trade name impairment expenses related AMS rebranding, $0.25 of non-cash purchase accounting expenses, and $0.20 net benefit of tax-related items • Argotec transaction met $0.20 accretion target • Despite challenges, Engineered Papers segment performed better than expected due to strong commercial execution, certain positive sales timing, cost controls, and strong performance of niche US recon business - European RTL volume decline of 10%+, most significant negative y/y impact on EPS - LIP inventory build from 4Q:15 reversed, another significant y/y impact • AMS organic sales (excl. Argotec acquisition) were down 2% constant currency, underperformed expectations • Chinese JVs EPS contribution was $0.16, underperformed expectations • Approximately $0.20 of non-recurring tax benefits in 2016 created negative comparison • Announced highly accretive ($0.30) and synergistic acquisition of Conwed

Appendix - Non-GAAP Reconciliations & Supplemental Data - Historical Segment Financials 32

Non-GAAP Reconciliations & Supplemental Data

SWM
engineered for tomorrow

Certain financial measures and comments contained in this presentation are “non-GAAP” financial measures, specifically measures which exclude one or more of the following: currency impacts, restructuring and impairment expenses, depreciation and amortization, interest expense, tax provision (benefit), capital spending, capitalized software expenditures, purchase accounting adjustments, tax valuation adjustments, Brazilian accelerated tax depreciation, and mill start-up expenses. We believe that investors' understanding is enhanced by disclosing these non-GAAP financial measures as a reasonable basis for comparison of our ongoing results of operations.

Constant Currency Net Sales:	FY 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	FY 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016	FY 2016
Net Sales	$ 794.3	$ 188.0	$ 181.9	$ 184.4	$ 209.8	$ 764.1	$ 214.6	$ 217.3	$ 209.3	$ 198.7	$ 839.9
Plus: Currency impact compared to prior year	(1.6)	17.8	20.6	20.8	14.4	73.6	6.3	(2.1)	(2.3)	(2.2)	(0.3)
Constant Currency Net Sales	$ 792.7	$ 205.8	$ 202.5	$ 205.2	$ 224.2	$ 837.7	$ 220.9	$ 215.2	$ 207.0	$ 196.5	$ 839.6

Adjusted Operating Profit from Continuing Operations:	FY 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	FY 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016	FY 2016
Operating Profit (Loss) from Continuing Operations	$ 106.1	$ 22.5	$ 24.0	$ 31.8	$ 24.7	$ 103.0	$ 31.6	$ 37.5	$ 30.8	$ 6.2	$ 106.1
Plus: Restructuring and Impairment Expense	13.1	4.0	5.2	1.3	4.1	14.6	1.8	0.9	1.3	21.6	25.6
Plus: Purchase accounting adjustments	6.4	1.5	1.0	1.1	3.9	7.5	3.1	3.1	3.0	3.1	12.3
Plus: Brazil accelerated depreciation	1.2	-	-	-	-	-	-	-	-	-	-
Adjusted Operating Profit (Loss) from Continuing Operations	$ 126.8	$ 28.0	$ 30.2	$ 34.2	$ 32.7	$ 125.1	$ 36.5	$ 41.5	$ 35.1	$ 30.9	$ 144.0
Adjusted Operating Margin from Continuing Operations	16.0%	14.9%	16.6%	18.5%	15.6%	16.4%	17.0%	19.1%	16.8%	15.6%	17.1%

Adjusted Net Income (Loss) from Continuing Operations:	FY 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	FY 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016	FY 2016
Net income (loss) from continuing operations	$ 89.7	$ 18.8	$ 24.5	$ 25.6	$ 21.6	$ 90.5	$ 21.1	$ 26.0	$ 18.7	$ 17.0	$ 82.8
Plus: Restructuring and impairment expense	13.1	4.0	5.2	1.3	4.1	14.6	1.8	0.9	1.3	21.6	25.6
Less: Tax impact of restructuring and impairment expense	(4.3)	(1.3)	(0.7)	(0.4)	(0.3)	(2.7)	(0.4)	(0.3)	(0.5)	(9.0)	(10.2)
Plus: Income tax valuation allowance adjustments	-	-	-	-	-	-	-	(0.4)	1.3	-	0.9
Plus: Purchase accounting adjustments	6.4	1.5	1.0	1.1	3.9	7.5	3.1	3.1	3.0	3.1	12.3
Less: Tax impact of purchase accounting adjustments	(2.3)	(0.5)	(0.3)	(0.4)	(1.6)	(2.8)	(1.2)	(1.2)	(1.0)	(1.1)	(4.5)
Less: Net deferred tax movements, one-time tax expense & income tax va	-	-	-	-	-	-	-	-	-	(7.4)	(7.4)
Plus: Brazil accelerated depreciation	1.2	-	-	-	-	-	-	-	-	-	-
Plus: CTS start-up expenses	2.8	-	-	-	-	-	-	-	-	-	-
Less: Tax impact of CTS start-up expenses	(0.7)	-	-	-	-	-	-	-	-	-	-
Adjusted Net Income from Continuing Operations	$ 105.9	$ 22.5	$ 29.7	$ 27.2	$ 27.7	$ 107.1	$ 24.4	$ 28.1	$ 22.8	$ 24.2	$ 99.5

EBIT, Adjusted EBIT and Adjusted EBITDA from Continuing Operations:	FY 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	FY 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016	FY 2016
Net income from Continuing Operations	$ 89.7	$ 18.8	$ 24.5	$ 25.6	$ 21.6	$ 90.5	$ 21.1	$ 26.0	$ 18.7	$ 17.0	$ 82.8
Plus: Interest expense	7.2	1.7	1.9	1.7	4.4	9.7	4.6	4.1	3.9	4.0	16.6
Plus: Tax provision (benefit)	20.5	5.5	6.5	5.9	3.7	21.6	8.1	9.1	10.7	(12.5)	15.4
EBIT from Continuing Operations	117.4	26.0	32.9	33.2	29.7	121.8	33.8	39.2	33.3	8.5	114.8
Plus: Restructuring and impairment expense	13.1	4.0	5.2	1.3	4.1	14.6	1.8	0.9	1.3	21.6	25.6
Adjusted EBIT from Continuing Operations	130.5	30.0	38.1	34.5	33.8	136.4	35.6	40.1	34.6	30.1	140.4
Plus: Depreciation & amortization	45.1	9.7	9.8	9.5	12.0	41.0	10.8	11.3	11.2	9.5	42.8
Plus: CTS start-up expenses	2.1	-	-	-	-	-	-	-	-	-	-
Adjusted EBITDA from Continuing Operations	$ 177.7	$ 39.7	$ 47.9	$ 44.0	$ 45.8	$ 177.4	$ 46.4	$ 51.4	$ 45.8	$ 39.6	$ 183.2

33

© 2016 Schweitzer-Mauduit International, Inc. All Rights Reserved.

Non-GAAP Reconciliations & Supplemental Data, Cont.

SWM engineered for tomorrow

Certain financial measures and comments contained in this presentation are "non-GAAP" financial measures, specifically measures which exclude one or more of the following: currency impacts, restructuring and impairment expenses, depreciation and amortization, interest expense, tax provision (benefit), capital spending, capitalized software expenditures, purchase accounting adjustments, tax valuation adjustments, Brazilian accelerated tax depreciation, and mill start-up expenses. We believe that investors' understanding is enhanced by disclosing these non-GAAP financial measures as a reasonable basis for comparison of our ongoing results of operations.

Adjusted Earnings Per Share from Continuing Operations - Diluted	FY 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	FY 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016	FY 2016
Diluted net income per share from continuing operations	$ 2.93	$ 0.61	$ 0.80	$ 0.84	$ 0.71	$ 2.96	$ 0.69	$ 0.85	$ 0.61	$ 0.55	$ 2.70
Plus: Income tax valuation allowance adjustments, per share	-	-	-	-	-	-	-	(0.01)	0.04	-	0.03
Plus: Purchase accounting adjustments, per share	0.21	0.05	0.03	0.04	0.13	0.25	0.10	0.10	0.10	0.10	0.40
Less: Tax impact of purchase accounting adjustments, per share	(0.08)	(0.01)	(0.01)	(0.02)	(0.05)	(0.09)	(0.04)	(0.03)	(0.04)	(0.04)	(0.15)
Plus: Restructuring and impairment expense, per share	0.43	0.13	0.17	0.05	0.13	0.48	0.06	0.03	0.04	0.71	0.84
Less: Tax impact of restructuring and impairment expense, per share	(0.14)	(0.04)	(0.02)	(0.02)	(0.01)	(0.09)	(0.01)	(0.02)	(0.01)	(0.29)	(0.33)
Less: Net deferred tax movements, one-time tax expense & income tax va	-	-	-	-	-	-	-	-	-	(0.23)	(0.23)
Plus: Brazil accelerated depreciation, per share	0.04	-	-	-	-	-	-	-	-	-	-
Plus: CTS start-up expense, per share	0.09	-	-	-	-	-	-	-	-	-	-
Less: Tax impact of CTS start-up expenses, per share	(0.02)	-	-	-	-	-	-	-	-	-	-
Adjusted Earnings Per Share from Continuing Operations - Diluted	$ 3.46	$ 0.74	$ 0.97	$ 0.89	$ 0.91	$ 3.51	$ 0.80	$ 0.92	$ 0.74	$ 0.80	$ 3.26

Adjusted Diluted Earnings Per Share:	FY 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	FY 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016	FY 2016
Diluted net income, per share	$ 2.93	$ 0.61	$ 0.76	$ 0.85	$ 0.72	$ 2.94	$ 0.69	$ 0.85	$ 0.61	$ 0.55	$ 2.70
Plus: Income tax valuation allowance adjustments, per share	-	-	-	-	-	-	-	(0.01)	0.04	-	0.03
Plus: Purchase accounting adjustments, per share	0.21	0.05	0.03	0.04	0.13	0.25	0.10	0.10	0.10	0.10	0.40
Less: Tax impact of purchase accounting adjustments, per share	(0.08)	(0.01)	(0.01)	(0.02)	(0.05)	(0.09)	(0.04)	(0.03)	(0.04)	(0.04)	(0.15)
Plus: Restructuring and impairment expense, per share - Continuing Operations	0.43	0.13	0.17	0.05	0.13	0.48	0.06	0.03	0.04	0.71	0.84
Less: Tax impact of restructuring and impairment expense, per share - Continuing Operations	(0.14)	(0.04)	(0.02)	(0.02)	(0.01)	(0.09)	(0.01)	(0.02)	(0.01)	(0.29)	(0.33)
Less: Net deferred tax movements, one-time tax expense & income tax valuation allowance	-	-	-	-	-	-	-	-	-	(0.23)	(0.23)
Plus: Brazil accelerated depreciation, per share	0.04	-	-	-	-	-	-	-	-	-	-
Plus: CTS start-up expense, per share	0.09	-	-	-	-	-	-	-	-	-	-
Less: Tax impact of CTS start-up expenses, per share	(0.02)	-	-	-	-	-	-	-	-	-	-
Adjusted Earnings Per Share - Diluted	$ 3.46	$ 0.74	$ 0.93	$ 0.90	$ 0.92	$ 3.49	$ 0.80	$ 0.92	$ 0.74	$ 0.80	$ 3.26

Free Cash Flow	FY 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	FY 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016	FY 2016
Cash provided by Operating Activities by Continuing Operations	$ 166.4	$ 11.2	$ 44.2	$ 24.3	$ 64.9	$ 144.6	$ 17.7	$ 34.6	$ 30.8	$ 46.6	$ 129.7
Less: Capital spending	(35.1)	(5.2)	(3.9)	(4.9)	(10.2)	(24.2)	(4.5)	(5.2)	(7.8)	(10.3)	(27.8)
Less: Capitalized software expenditure	(1.0)	(0.2)	(0.3)	(0.2)	(0.2)	(0.9)	(0.2)	(0.7)	(0.8)	(1.1)	(2.8)
Free Cash Flow	$ 130.3	$ 5.8	$ 40.0	$ 19.2	$ 54.5	$ 119.5	$ 13.0	$ 28.7	$ 22.2	$ 35.2	$ 99.1

34

© 2016 Schweitzer-Mauduit International, Inc. All Rights Reserved.

Segment Financials – Historical

SWM engineered for tomorrow

In October 2015, SWM consolidated its former Paper and Reconstituted Tobacco segments into one reportable segment, Engineered Papers, conforming to the current organizational structure and strategic management of the business. The Company's other reportable segment remained Advanced Materials & Structures, which is comprised of the operations of DelStar, the December 2014 acquisitions, and Argotec. The following are the segment results under the new reporting structure:

						Percent Change				
Net Sales	Q1 2016	Q2 2016	Q3 2016	Q4 2016	FY 2016	Q1 2016	Q2 2016	Q3 2016	Q4 2016	FY 2016
Engineered Papers	$ 143.6	$ 145.3	$ 136.8	$ 133.6	$ 559.3	-2.6%	2.8%	-3.9%	-12.5%	-4.2%
Advanced Materials & Structures	71.0	72.0	72.5	65.1	280.6	75.3%	77.3%	72.6%	14.0%	55.7%
Total Consolidated	$ 214.6	$ 217.3	$ 209.3	$ 198.7	$ 839.9	14.1%	19.5%	13.5%	-5.3%	9.9%

						Return on Net Sales				
Operating Profit (Loss) from Continuing Operations	Q1 2016	Q2 2016	Q3 2016	Q4 2016	FY 2016	Q1 2016	Q2 2016	Q3 2016	Q4 2016	FY 2016
Engineered Papers	$ 35.5	$ 35.9	$ 32.0	$ 34.6	$ 138.0	24.7%	24.7%	23.4%	25.9%	24.7%
Advanced Materials & Structures	5.2	8.9	8.7	(13.8)	9.0	7.3%	12.4%	12.0%	-21.2%	3.2%
Unallocated	(9.1)	(7.3)	(9.9)	(14.6)	(40.9)					
Total Consolidated	$ 31.6	$ 37.5	$ 30.8	$ 6.2	$ 106.1	14.7%	17.3%	14.7%	3.1%	12.6%

Restructuring Expenses and Purchase Accounting Adjustments	Q1 2016	Q2 2016	Q3 2016	Q4 2016	FY 2016
Engineered Papers	$ 0.9	$ 0.9	$ 1.3	$ 0.9	$ 4.0
Advanced Materials & Structures	3.7	3.1	3.0	23.8	33.6
Unallocated	0.3	-	-	-	0.3
Total Consolidated	$ 4.9	$ 4.0	$ 4.3	$ 24.7	$ 37.9

						Return on Net Sales				
Adjusted Operating Profit (Loss) from Continuing Operations*	Q1 2016	Q2 2016	Q3 2016	Q4 2016	FY 2016	Q1 2016	Q2 2016	Q3 2016	Q4 2016	FY 2016
Engineered Papers	$ 36.4	$ 36.8	$ 33.3	$ 35.5	$ 142.0	25.3%	25.3%	24.3%	26.6%	25.4%
Advanced Materials & Structures	8.9	12.0	11.7	10.0	42.6	12.5%	16.7%	16.1%	15.4%	15.2%
Unallocated	(8.8)	(7.3)	(9.9)	(14.6)	(40.6)					
Total Consolidated	$ 36.5	$ 41.5	$ 35.1	$ 30.9	$ 144.0	17.0%	19.1%	16.8%	15.6%	17.1%

* Adjusted Operating Profit (Loss) from Continuing Operations, a non-GAAP financial measure, is calculated by adding Restructuring and Impairment Expenses and Purchase Accounting Adjustments to Operating Profit from Continuing Operations.

35

© 2016 Schweitzer-Mauduit International, Inc. All Rights Reserved.

Segment Financials – Historical, Cont.

SWM engineered for tomorrow

In October 2015, SWM consolidated its former Paper and Reconstituted Tobacco segments into one reportable segment, Engineered Papers, conforming to the current organizational structure and strategic management of the business. The Company's other reportable segment remained Advanced Materials & Structures, which is comprised of the operations of DelStar, the December 2014 acquisitions, and Argotec. The following are the segment results under the new reporting structure:

							Percent Change				
Net Sales	FY 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	FY 2015	Q1 2015	Q2 2015	Q3 2015	Q4 2015	FY 2015
Engineered Papers	$ 666.9	$ 147.5	$ 141.3	$ 142.4	$ 152.7	$ 583.9	-14.7%	-17.6%	-16.7%	0.9%	-12.4%
Advanced Materials & Structures	127.4	40.5	40.6	42.0	57.1	180.2	27.8%	26.5%	26.1%	88.4%	41.4%
Total Consolidated	$ 794.3	$ 188.0	$ 181.9	$ 184.4	$ 209.8	$ 764.1	-8.2%	-10.7%	-9.7%	15.5%	-3.8%

							Return on Net Sales				
Operating Profit (Loss) from Continuing Operations	FY 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	FY 2015	Q1 2015	Q2 2015	Q3 2015	Q4 2015	FY 2015
Engineered Papers	$ 124.5	$ 27.8	$ 26.9	$ 31.0	$ 35.8	$ 121.5	18.8%	19.0%	21.8%	23.4%	20.8%
Advanced Materials & Structures	10.2	2.6	5.4	4.8	3.9	16.7	6.4%	13.3%	11.4%	6.8%	9.3%
Unallocated	(28.6)	(7.9)	(8.3)	(4.0)	(15.0)	(35.2)					
Total Consolidated	$ 106.1	$ 22.5	$ 24.0	$ 31.8	$ 24.7	$ 103.0	12.0%	13.2%	17.2%	11.8%	13.5%

Restructuring Expenses and Purchase Accounting Adjustments	FY 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	FY 2015
Engineered Papers	$ 12.5	$ 3.8	$ 5.3	$ 1.4	$ 3.9	$ 14.4
Advanced Materials & Structures	6.8	1.5	0.8	1.1	3.9	7.3
Unallocated	1.4	0.2	0.1	(0.1)	0.2	0.4
Total Consolidated	$ 20.7	$ 5.5	$ 6.2	$ 2.4	$ 8.0	$ 22.1

							Return on Net Sales				
Adjusted Operating Profit (Loss) from Continuing Operations*	FY 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	FY 2015	Q1 2015	Q2 2015	Q3 2015	Q4 2015	FY 2015
Engineered Papers	$ 137.0	$ 31.6	$ 32.2	$ 32.4	$ 39.7	$ 135.9	21.4%	22.8%	22.8%	26.0%	23.3%
Advanced Materials & Structures	17.0	4.1	6.2	5.9	7.8	24.0	10.1%	15.3%	14.0%	13.7%	13.3%
Unallocated	(27.2)	(7.7)	(8.2)	(4.1)	(14.8)	(34.8)					
Total Consolidated	$ 126.8	$ 28.0	$ 30.2	$ 34.2	$ 32.7	$ 125.1	14.9%	16.6%	18.5%	15.6%	16.4%

* Adjusted Operating Profit (Loss) from Continuing Operations, a non-GAAP financial measure, is calculated by adding Restructuring and Impairment Expenses, Brazilian accelerated depreciation and Purchase Accounting Adjustments to Operating Profit from Continuing Operations.

36

© 2016 Schweitzer-Mauduit International, Inc. All Rights Reserved.